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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  STERLING BANCSHARES, INC.                        STERLING BANCSHARES CAPITAL TRUST III
 (Exact name of registrant                  (Exact name of registrant as specified in its charter)
as specified in its charter)

                 TEXAS                                              DELAWARE
 (State of incorporation or organization)            (State of incorporation or organization)

            74-2175590                                            APPLIED FOR
 (I.R.S. Employer Identification No.)               (I.R.S. Employer Identification No.)

                                                            c/o STERLING BANCSHARES, INC.
    2550 NORTH LOOP WEST, SUITE 600                           2550 NORTH LOOP WEST, SUITE 600
         HOUSTON, TEXAS 77092                                        HOUSTON, TEXAS 77092
   (Address of principal executive office)                  (Address of principal executive office)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                                  Name of each exchange on which
           to be so registered                                  each class is to be registered
      ----------------------------                          --------------------------------------
                 NONE                                                   NOT APPLICABLE
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-55724, 333-55724-01 and 333-55724-02.

Securities to be registered pursuant to Section 12(g) of the Act:

                  ____ % CUMULATIVE TRUST PREFERRED SECURITIES
                    (AND THE GUARANTEE WITH RESPECT THERETO)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For a full description of the ___% Cumulative Trust Preferred
Securities of Sterling Bancshares Capital Trust III (the "Preferred Securities") and Sterling Bancshares, Inc.'s guarantee with respect to the Preferred
Securities (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Trust Preferred
Securities," "Description of Junior Subordinated Debentures," and "Description of the Trust Guarantee" in the Prospectus and Prospectus Supplement that form a part of the Registration Statement on Form S-3 (Registration Nos. 333-55724,
333-55724-01 and 333-55724-02) filed with the Securities and Exchange Commission
("SEC") on February 15, 2001, under the Securities Act of 1933, as amended, which Registration Statement was amended by Amendment No. 1 filed with the SEC on March 5, 2001. The information contained in the foregoing Registration
Statement, as amended (the "Registration Statement"), the Prospectus and
Prospectus Supplement is incorporated herein by reference. Definitive copies of the Prospectus Supplement describing the Preferred Securities and Guarantee will be filed pursuant to Rule 424(b) and shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.                 EXHIBITS

  2.1                   Certificate of Trust of Sterling Bancshares Capital
                        Trust III (incorporated by reference to Exhibit 4.3 to the Registration Statement).

  2.2                   Form of Amended and Restated Declaration of Trust of
                        Sterling Bancshares Capital Trust III.

  2.3                   Form of __% Cumulative Trust Preferred Security
                        Certificate of Sterling Bancshares Capital Trust III
                        (included as Exhibit A-1 to Exhibit 2.2).

  2.4 Form of Trust Preferred Securities Guarantee Agreement to be issued by Sterling Bancshares, Inc. (incorporated by reference to Exhibit 4.5 to the Registration
                        Statement).

  2.5                   Form of Indenture, by and between Sterling Bancshares,
                        Inc. and Bankers Trust Company (now known as Deutsche
                        Bank Trust Company Americas) (incorporated by reference to Exhibit 4.7 to the Registration Statement).

  2.6                   Form of Supplemental Indenture by and between Sterling
                        Bancshares, Inc. and Bankers Trust Company (now known as
                        Deutsche Bank Trust Company Americas) (incorporated by reference to Exhibit 4.8 to the Registration Statement).

  2.7                   Form of Junior Subordinated Debenture (included as
                        Exhibit A to Exhibit 4.8 to the Registration Statement).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the registrant have duly caused this Registration
Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Sterling Bancshares, Inc.



Dated: September 13, 2002                  By:  /s/ J. Downey Bridgwater
                                              ----------------------------------
                                                J. Downey Bridgwater
                                                President and Chief Executive
                                                Officer


                                           Sterling Bancshares Capital Trust III



Dated: September 13, 2002                  By:  /s/ George Martinez
                                              ----------------------------------
                                                George Martinez
                                                Administrative Trustee

                                           By:  /s/ J. Downey Bridgwater
                                              ----------------------------------
                                                J. Downey Bridgwater
                                                Administrative Trustee

                                           By:  /s/ Eugene S. Putnam, Jr.
                                              ----------------------------------
                                                Eugene S. Putnam, Jr.
                                                Administrative Trustee

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